                                                                    Exhibit 16.1

SEALE and BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

February 9, 2011

Office Of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have  read the  statements  included  under  Item  4.01 in the Form 8-K dated
February 10, 2011, of Mondas  Minerals  Corporation  (the "Company") to be filed with the  Securities and Exchange  Commission and we agree with such  statements insofar as they relate to our  dismissal  and our audit of the June 30, 2010 and
2009 financial  statements.  We cannot  confirm or deny that the  appointment of
Anton & Chia, LLP was approved by the Board of Directors,  or that they were not consulted prior to their appointment as auditors.

Very truly yours,

/s/ Seale and Beers, CPAs
---------------------------------
Seale and Beers, CPAs
Las Vegas, Nevada

CC: U.S. Securities & Exchange Commission
    Office of the Chief Accountant
    100 F Street, NE
    Washington, DC 20549
    202-551-5300 Phone
    202-772-9252 Fax

             Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
50 S. Jones Blvd, Ste 202, Las Vegas, NV 89107 (888)727-8251 Fax: (888)782-2351